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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 July 20, 2004

3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)

350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

ITEM 9    Regulation FD Disclosure

        On Monday, July 19, 2004, Bruce Claflin, President and Chief Executive Officer of 3Com Corporation (the "Company"), addressed an event hosted by Morgan Stanley. In response to questions, Mr. Claflin made the following statements:

  •
  Without setting a specific timeframe, it is possible for the Company to achieve revenue of $2 billion, assuming the Company executes on its business objectives; the Company decides to, and successfully closes on, its acquisition of a controlling interest in the Huawei-3Com Co., Ltd. (the "JVCo"), the Company consolidates results for the JVCo and the JVCo continues to rapidly grow revenues; the market for enterprise networking products continues to improve; and the Company consummates acquisitions that significantly increase its revenue.

  •
  We continue to expect that revenue for the JVCo in the 2004 calendar year will be approximately $250 million.

  •
  While the potential revenue from the sale of products sourced from the JVCo is difficult to predict, a best case revenue scenario from those products could exceed $100 million annually in fiscal 2006 dependent on the introduction of new products, successful channel development and market acceptance of the new products. However, this projection is not the most likely case, is not given as guidance and should not be used to model the Company's future financial performance.

  •
  Provided the Company continues on the path to more solid financial ground, it is becoming more likely that we will pursue acquisitions to accelerate our growth potential. The areas of most interest to the Company are in small technology companies that round out our technology portfolio and Layer 4-7 switching.

        This information included on this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws including statements regarding the following: the Company's future revenue; achievement of the Company's business objectives; acquiring a controlling interest in the Company's joint venture with Huawei Technologies, consolidating the joint venture's results of operations with the Company's and growth in the joint venture's revenues; improvements in the market for enterprise networking products; future acquisitions that increase the Company's revenues; revenues for the Company's joint venture with Huawei Technologies in calendar year 2004; potential revenue from products that the Company sources from its joint venture with Huawei Technologies; introduction of new products by the Company's joint venture with Huawei Technologies and market acceptance of those products; successful channel development by the the Company's joint venture with Huawei Technologies; the Company's financial situation; and the possible acquisition of small technology companies and a company that offers Layer 4-7 products and solutions. The statements reflect responses to questions presented to the Company's Chief Executive Officer that included a number of assumptions and qualifications and should not be considered guidance regarding the Company's future financial performance. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including the following: possible fluctuations in the demand for our products and in economic conditions affecting the markets for our products; our ability to successfully manage costs and expenses; possible delays or inability to collect accounts receivable; continued or increased reductions in capital spending in the technology and networking sectors; technological changes and trends in the networking sector; possible development or marketing delays relating to our product offerings or the product offerings of the joint venture with Huawei Technologies; our ability to plan and forecast channel and company inventory; possible defects in our product offerings or the product offerings of the joint venture with Huawei Technologies; the introduction of new products by competitors or entry of new competitors into the markets for our products or the markets for the products of the joint venture with Huawei Technologies; expected volatility in our stock price; and the possibility of legal disputes. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in 3Com's most recent filings with the Securities and Exchange Commission, including 3Com's Annual Report on Form 10-K for the fiscal year ended May 30, 2003 and Quarterly Report on Form 10-Q for the period ended February 27, 2004. 3Com undertakes no obligation to update forward-looking statements included herein and does not intend to provide long term guidance regarding its financial performance and results of operations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: July 20, 2004	By:	/s/ BRUCE L. CLAFLIN Bruce L. Claflin President and Chief Executive Officer

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  ITEM 9 Regulation FD Disclosure
SIGNATURE